UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2007

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01Regulation FD Disclosure.

On December 28, 2006, IDT Corporation (the “Registrant”) issued a news release in which it announced that it would host an Investor Day in Newark, N.J on January 17, 2007. The Registrant indicated that the presentation would be accessible via audio webcast by visiting the Registrant’s website at www.idt.net, or by using the hyperlink: http://www.vcall.com/IC/CEPage.asp?ID=112437, and that slide presentations for the event will be posted on the Presentations tab of the Investor Relations section of the Registrant’s website. Information discussed at the Investor Day, including ceratin earnings guidance, financial results and current and contemplated ventures of the Regsitrant, are available through an archived webcast by clicking on Investor Relations at www.idt.net and going to Presentations. A copy of the December 28 news release is being furnished as Exhibit 99.1 to this report and copies of the slides presented at the Investor Day are being furnished as Exhibit 99.2 to this report. Both Exhibit 99.1 and Exhibit 99.2 are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

Exhibit 99.1	News Release dated December 28, 2006.
Exhibit 99.2	Slides presented at Registrant’s Investor Day on January 17, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ James A. Courter
Name: James A. Courter
Title: Chief Executive Officer

Dated: January 17, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.1	News Release dated December 28, 2006.

99.2	Slides presented at Registrant’s Investor Day on January 17, 2007.